UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

Mexoro Minerals Ltd.
(Exact name of registrant as specified in its charter)

Colorado	000-23561	84-1431797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C. General Retana #706 Col San Felipe Chihuahua, Chih. Mexico	31203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (52) 614 426 5505

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2009, we entered into an Acknowledgement and Agreement with Minera Rio Tinto, S.A. de C.V. (“MRT”), Mario Ayub, one of our directors and a principal of MRT, the participants in our March 2009 debenture financing and Marje Minerals SA, an entity formed by certain of the participants in our March 2009 debenture financing. As we previously announced, the participants in our March 2009 debenture financing irrevocably converted their $1.5 million in outstanding debentures into a 10% ownership interest in our Cieneguita property, along with a 10% interest in the net cash flows from the mining production that is available from the surface of the Cieneguita property to a depth of fifteen meters (the “First Phase Production”). The Acknowledgement and Agreement confirms the prior ownership of the debentures, the irrevocable conversion of the debentures and the ownership interest in the Cieneguita property held by the debenture financing participants.

Under the Acknowledgement and Agreement, MRT and Mr. Ayub agreed to sell us an aggregate 4% ownership interest in the Cieneguita property and a 4% ownership interest in the net cash flows from the First Phase Production for $550,000. In a transaction unrelated to the Company, the participants in the debenture financing formed a new entity, Marje Minerals SA, and contributed their remaining 6% ownership interest in the Cieneguita property and their remaining 6% ownership interest in the net cash flows from the First Phase Production to this entity.

In addition, on December 23, 2009, we entered into Amendment No. 1 to the Development Agreement with MRT (the “Amendment”). The Company previously entered into a development agreement with MRT in February 2009 (the “Development Agreement”), in which MRT agreed to invest up to $9 million to complete a feasibility study for and to commence First Phase Production at the Cieneguita property for a 60% ownership interest in the Cieneguita property and a 75% ownership interest in the net cash flows from the First Phase Production. In the Amendment, we agreed to reduce MRT’s total investment commitment by $1 million. In exchange, MRT transferred to us a 6% ownership interest in the Cieneguita property and a 1% ownership interest in the net cash flows from the First Phase Production.

As a result of the Acknowledgement and Agreement and the Amendment, the ownership interest in the Cieneguita Project and the net cash flows from the First Phase Production are held by us, MRT and Marje Minerals as follows:

			Net Cash Flow
		Net Cash Flow	Interest Following
		Interest From First	First Phase
Holder	Ownership Percentage	Phase Production	Production
MRT	54%	74%	54%
Marje Minerals	6%	6%	6%
Mexoro	40%	20%	40%

Any additional costs for the First Phase Production and the feasibility study for the Cieneguita property, after MRT completes its required investment, will be shared by the Company, MRT and Marje Minerals on a pro-rata basis based on their respective ownership percentages. If any party does not pay its portion of the costs, then their ownership position in the Cieneguita property will be reduced by 1% for every $100,000 invested by the other owners. Our ownership interest in the Cienguita property, however, cannot be reduced below 25%. In addition, we have the right to cover Marje Minerals’ pro rata portion of costs if they fail to pay their portion of the costs. In return, we will receive 1% of Marje Minerals’ ownership position in the Cieneguita Project for every $100,000 we invest on their behalf.

On December 23, 2009, we also entered into a Cancellation of Debt and Release Agreement with Mr. Ayub and MRT relating to amounts these parties had previously loaned to us. Under the Cancellation of Debt and Release Agreement, we agreed to pay Mr. Ayub and MRT an aggregate of $84,368 and we agreed to pay Mr. Ayub an additional $120,000 in twelve equal monthly installments beginning on the later of (i) January 15, 2010, or (ii) the closing of the sale of our Guazapares property. In connection with the Cancellation of Debt and Release Agreement, we also entered into a securities purchase agreement with Mr. Ayub pursuant to which we issued to Mr. Ayub 386,666 shares of our common stock and a warrant to purchase 193,333 shares of our common stock. The warrant has an exercise price of $0.50 per share, a two-year term and will not be exercisable until twelve months after the date of issuance. In consideration for the payments and the issuance of securities, Mr. Ayub and MRT have agreed to discharge us from all outstanding debt owed to them and to release us from all any and all claims relating to the outstanding debt.

The foregoing descriptions of the Acknowledgement and Agreement, the Amendment, the Cancellation of Debt and Release Agreement, the Securities Purchase Agreement and the Warrant and do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement attached hereto as Exhibit 10.1, 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, which are incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 23, 2009, we granted Salil Dhaumya, our chief financial officer, options to purchase 500,000 shares of our common stock pursuant to our 2009 Nonqualified Stock Option Plan and pursuant to our form of Nonqualified Stock Option Agreement. The options vest in eight equal installments, with the first installment vesting on November 1, 2009, and the remaining installments vesting every three months thereafter. The options have a ten year term and an exercise price of $0.44 per share.

On September 21, 2009, we granted George Young, our president, options to purchase 1,000,000 shares of our common stock pursuant to our 2009 Nonqualified Stock Option Plan and pursuant to our form of Nonqualified Stock Option Agreement. The options were previously due to vest in four equal installments, with the first installment vesting on the six month anniversary of the grant date (the “Initial Vesting Date”) and the remaining installments vesting every six months thereafter. On December 23, 2009, our board of directors amended the vesting terms of the options such that the options now vest in eight equal installments beginning on the Initial Vesting Date and the remaining installments vesting every three months thereafter. The options have an exercise price of $0.36 per share.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Description
10.1	Acknowledgment and Agreement, dated December 23, 2009, by and among the Company, Minera Rio Tinto S.A., Marje Minerals S.A. and certain investors named therein.
10.2	Amendment No. 1 to the Development Agreement, dated December 23, 2009, by and among the Company, Sunburst Mining De Mexico, S.A. De C.V., Minera Rio Tinto S.A. and Marje Minerals S.A.
10.3	Cancellation of Debt and Release Agreement, dated December 23, 2009, by and among the Company, Minera Rio Tinto S.A. and Mario Ayub.
10.4	Securities Purchase Agreement, dated December 23, by and between the Company and Mario Ayub.
10.5	Warrant, issued by the Company to Mr. Ayub.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXORO MINERALS LTD.

Date: December 24, 2009	By:	/s/ George Young

George Young President

EXHIBIT INDEX

Exhibit	Description
10.1	Acknowledgment and Agreement, dated December 23, 2009, by and among the Company, Minera Rio Tinto S.A., Marje Minerals S.A. and certain investors named therein.
10.2	Amendment No. 1 to the Development Agreement, dated December 23, 2009, by and among the Company, Sunburst Mining De Mexico, S.A. De C.V., Minera Rio Tinto S.A. and Marje Minerals S.A.
10.3	Cancellation of Debt and Release Agreement, dated December 23, 2009, by and among the Company, Minera Rio Tinto S.A. and Mario Ayub.
10.4	Securities Purchase Agreement, dated December 23, by and between the Company and Mario Ayub.
10.5	Warrant, issued by the Company to Mr. Ayub.